UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                  June 3, 2005
                        (Date of earliest event reported)

                              CAVALIER HOMES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

      1-9792                                            63-0949734
      ------                                            ----------
(Commission File Number)                      (IRS Employer Identification No.)


        32 Wilson Boulevard 100
            Addison, Alabama                                      35540
            ----------------                                      -----
 (Address of Principal Executive Offices)                      (Zip Code)

                                 (256) 747-9800
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          -------------------------------------------

As of December 31, 2004, Barry Donnell, Chairman of the Board of Directors ("Chairman"), retired as an executive officer from employment from Cavalier Homes, Inc. (the "Company") but continues to serve as Chairman. Mr. Donnell holds Options to purchase shares of common stock of the Company for which the Option Agreements stipulate "in the event the employment of the Participant should be terminated for any reason other than for cause, death or disability, the Option may be exercised at any time prior to the expiration date of the Option or within twelve months after the date of such termination, whichever is earlier."

On June 3, 2005, the Compensation Committee of the Board of Directors of Cavalier Homes, Inc. amended Stock Option Agreements of Barry Donnell which had exercise prices in excess of the Company's stock price on the date of Mr. Donnell's retirement. The amendment extended the exercise period of the options to the remaining life of the various option awards which range from one to four years. The Committee did not change the exercise prices of the amended Stock Option Agreements.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               CAVALIER HOMES, INC.
                                                   (Registrant)


Date: June 9, 2005                      By  /s/ Michael R. Murphy
                                            ---------------------
                                                Michael R. Murphy
                                           Its Chief Financial Officer